                                                                     Exhibit 3.3

                                                                          [LOGO]

                              SHAREHOLDERS' REPORT
                               THIRD QUARTER 2005

Management's Discussion and Analysis of Results
of Operations and Financial Position for the
Nine-Month Period Ending September 30, 2005                    November 20, 2005

--------------------------------------------------------------------------------

                    INDUSTRIAL ALLIANCE CONTINUES ITS GROWTH:
           PREMIUMS AND DEPOSITS ARE UP 33% IN THE THIRD QUARTER 2005

                        THE DIVIDEND IS INCREASED BY 12%

NOTE FROM THE MANAGEMENT OF INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.

As part of the tabling of its take-over bid circular for Clarington Corporation ("Clarington"), which was mailed on November 20, 2005, Industrial Alliance Insurance and Financial Services Inc. ("Industrial Alliance" or "Company") issued new consolidated financial statements for the three-month period and the nine-month period ended September 30, 2005 to take into account developments subsequent to the financial statement date related to the funds managed by the Norshield Companies ("Norshield").

On November 18, 2005, the Company announced the posting of an additional $64.9 million provision ($43.4 million after tax) with respect to its investment in Norshield. This provision, added to that of $13.0 million ($8.7 million after tax) announced on November 2, 2005, as part of the tabling of the Company's financial statements as at September 30, 2005, brings the Company's total provision in Norshield to $77.9 million ($52.1 million after tax), which corresponds to its entire investment in Norshield. This additional provision was made in light of the observations contained in the report tabled on November 17, 2005 at the Ontario Superior Court of Justice by RSM Richter Inc., in its capacity as court-appointed receiver of the Norshield Companies.

Under securities regulations and generally accepted accounting principles, as part of a take-over bid containing a share issue, the financial statements must be updated when events related to items included in the financial statements, and affecting the estimates involved in the preparation of financial statements, occur subsequent to the financial statement date. This update leads to a restatement of the financial statements.

Industrial Alliance has thus issued new consolidated financial statements as at September 30, 2005. These statements have been reviewed by external auditors. The Company has also published a new Management's Discussion and Analysis of Results of Operations and Financial Position (MD&A) for the third quarter of 2005 and for the nine-month period ended September 30, 2005. This MD&A, as well as this news release, are available on the SEDAR web site at WWW.SEDAR.COM and in the INVESTOR RELATIONS section of the Industrial Alliance web site at WWW.INALCO.COM under FINANCIAL REPORTS/3RD QUARTER 2005 RESULTS.

The update of the financial statements has primarily had an impact on the following items: the profitability for the third quarter 2005 and for the year-to-date 2005, the solvency ratio as at September 30, 2005 and the quality of investments as at September 30, 2005.

Therefore, below you will find the new MD&A for the Company for the third quarter of 2005, as well as for the nine-month period ended September 30, 2005.

SHAREHOLDERS' REPORT - THIRD QUARTER 2005
                            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL POSITION

Industrial Alliance Insurance and Financial Services Inc. ended the third quarter of 2005 with $875.9 million in premiums and deposits, a 33% increase over the same period last year. Premiums and deposits are up in all lines of business, particularly Individual Wealth Management, owing once again to very strong mutual fund and segregated fund sales, and in the Group Pensions sector.

The third quarter 2005 resulted in a $1.4 million net loss attributable to shareholders, compared with a net income of $43.3 million for the same period last year. The result for the quarter was affected by three non-recurring items which, overall, reduced the net income by $48.6 million ($0.61 per share): a $77.9 million provision ($52.1 million after tax, or $0.65 per share) related to the funds managed by Norshield; a $6.2 million gain ($4.2 million after tax, or $0.05 per share) related to a change of reinsurer for a business block of National Life (a subsidiary whose operations are being integrated with those of Industrial Alliance); and $1.1 million in restructuring charges ($0.7 million after tax, or $0.01 per share) related to the integration of National Life with the parent company.

Without these non-recurring items, shareholder net income would have reached $47.2 million for the third quarter, which would have represented a 9% increase over the same period last year. This income would have resulted in diluted earnings per share of $0.59, which is $0.05 higher than the third quarter of 2004. The return on equity would have reached 14.3% for the quarter annualized, which is within the Company's 13% to 15% target range.

"The earnings from our core operations are growing steadily," states Yvon Charest, President and Chief Executive Officer. "The top line growth is very solid once again this quarter. We got very strong top line contribution from our wealth management operations, thanks to good organic growth in our seg funds and a strong contribution from our new mutual fund operations, which add depth and diversity to our organization. The National Life integration is also moving along very well and should be accretive to EPS beginning next year."

The results for the quarter have enabled the Company to announce a 12% increase in the dividend, from 12.5 cents to 14 cents per share. "This is our second dividend increase this year and the first time that we are announcing a dividend increase after just two quarters," comments Mr. Charest. "This dividend increase is moving us closer to the objective we announced earlier this year to pay a dividend corresponding to 25% of our sustainable earnings." The dividend will be payable on December 15, 2005 to the shareholders of record as at November 25, 2005.

By line of business, the increase in income for the quarter, adjusted for the non-recurring items, is primarily attributable to the Individual Wealth Management sector, which continued to benefit from the strength of the stock markets, and Group Pensions, owing to steady business growth and good management of profit margins. Group Insurance also had a good quarter, even though the results are lower than last year, which was exceptional. The Individual Insurance sector continues to come to terms with a higher business strain than last year, which reduces the profit for the current year, but increases it in future years if the pricing assumptions materialize.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
                                       SHAREHOLDERS' REPORT - THIRD QUARTER 2005
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                         PROFITABILITY
----------------------------------------------------------------------------------------------------------------------------------
                                                     THIRD QUARTER                          YEAR-TO-DATE AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS,                 --------------------------------------------------------------------------------------------
UNLESS OTHERWISE INDICATED)               2004            2005            2005            2004           2005            2005
==================================================================================================================================
                                      (Restated)(1)   (Restated)(2)   (Adjusted)(3)   (Restated)(1)  (Restated)(2)   (Adjusted)(3)
Net income (loss) to shareholders
    Individual Insurance                  19.7            20.1            18.7            58.1           59.3            59.1
    Individual Wealth Management           8.5           (36.0)           13.8            25.7          (13.0)           37.0
    Group Insurance                       11.2            10.1            10.2            25.6           25.8            26.4
    Group Pensions                         3.9             4.4             4.5            11.4           13.4            13.5
                                      --------------------------------------------------------------------------------------------
    Total                                 43.3            (1.4)           47.2           120.8           85.5            136.0
                                      ============================================================================================
Earnings (loss) per share(4)
    Basic                                $0.55          ($0.02)          $0.59           $1.53          $1.07           $1.71
    Diluted                              $0.54          ($0.02)          $0.59           $1.52          $1.07           $1.70
Return on equity
    Quarter annualized                    14.7%           (0.0%)          14.3%             --             --              --
    Last twelve months                      --             --               --            14.0%           9.7%           14.0%
----------------------------------------------------------------------------------------------------------------------------------

SOURCES OF EARNINGS

Following are the main profitability factors for the third quarter of 2005 according to the Sources of Earnings.

EXPECTED PROFIT ON IN-FORCE - The expected profit on in-force reached $68.3 million in the third quarter, an increase of 15% compared with the same period last year. This increase, like the year-to-date increase of 16%, is consistent with the Company's expectations of a low double-digit growth rate year over year. This increase results from the good diversity of the Company's operations, the sustained and profitable growth of in-force business and the recognition of experience gains recorded in past years and which the Company considers to be permanent. The strong growth in the expected profit on in-force is further proof of the Company's pricing discipline and the prudence with which it evaluates its commitments.

----------------------------------------------------------------------------------------------------------------------------------
                                                                      SOURCES OF EARNINGS
----------------------------------------------------------------------------------------------------------------------------------
                                                       THIRD QUARTER                    YEAR-TO-DATE AS AT SEPTEMBER 30
                                           ---------------------------------------------------------------------------------------
(MILLIONS OF DOLLARS)                             2004                2005                2004                2005
==================================================================================================================================
                                              (Restated)(1)       (Restated)(2)       (Restated)(1)       (Restated)(2)

Operating income
   Expected profit on in-force                    59.2                68.3               171.1               198.7
   Experience gains (losses)                       6.6                 4.3                16.5                11.4
   Gain (strain) on sales                        (21.7)              (24.2)              (61.5)              (67.9)
   Changes in assumptions                           --                  --                  --                  --
                                           ---------------------------------------------------------------------------------------
   Total                                          44.1                48.4               126.1               142.2
Income on capital                                 18.3                19.4                49.4                54.4
Income taxes                                     (19.1)              (20.6)              (54.7)              (60.6)
                                           ---------------------------------------------------------------------------------------
Net income before non-recurring items             43.3                47.2               120.8               136.0
Non-recurring items                                 --               (48.6)                 --               (50.5)
                                           ---------------------------------------------------------------------------------------
Net income                                        43.3                (1.4)              120.8               85.5
-------------------------------------------=======================================================================================

EXPERIENCE GAINS (LOSSES) - Experience gains helped to increase income by $4.3 million for the third quarter. These gains come from two sectors: Individual Wealth Management and, to a lesser degree, Group Pensions. Experience gains are primarily attributable to higher than expected management fees (resulting from strong sales and the strength of the markets), as well as a higher than expected interest margin.

SHAREHOLDERS' REPORT - THIRD QUARTER 2005
                            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
--------------------------------------------------------------------------------

GAIN (STRAIN) ON SALES - The business strain was $24.2 million for the third quarter, 12% higher than the same period last year. The strain comes almost entirely from Individual Insurance, due to the long-term commitments in this sector. As with the first two quarters, the increase is primarily explained by last year's updating of the valuation assumptions. New business strain is a latent benefit that will be realized on the income statement in future years if the pricing assumptions materialize.

INCOME ON CAPITAL - Income on capital reached $19.4 million for the third quarter, 6% higher than the same period last year. The increase is primarily explained by higher investment income than last year for almost all asset categories and the normal increase in the capital base.

INCOME TAXES - Income taxes reached $20.6 million for the third quarter. This amount is 8% higher than the same period last year, but consistent with the Company's increased profitability. The effective tax rate was 30.4% for the third quarter, substantially the same as the same period last year. The Company expects the income tax rate to remain around 30% - 31% for the current year.

NON-RECURRING ITEMS - The results for the quarter were affected by three non-recurring items.

- PROVISION FOR NORSHIELD - In light of the observations contained in the report tabled on November 17, 2005 at the Ontario Superior Court of Justice by RSM Richter Inc. ("Richter") in its capacity as the court-appointed receiver of the Norshield Companies ("Norshield"), Industrial Alliance has decided to post a provision of $77.9 million ($52.1 million after tax, $0.65 per share) with respect to its investment in Norshield, which corresponds to its entire investment in Norshield.

    On May 5, the Company made a commitment to its clients to ensure the liquidity of Norshield funds. This decision followed Norshield's announcement that it was suspending all redemptions on its main hedge funds. Norshield managed two segregated hedge funds for the Company: the Multi-Strategy Fund, whose underlying fund was the Olympus Univest Ltd. Fund, and the Global Trading Fund, whose underlying fund was the Univest Diversified Fund I Ltd. Moreover, on May 19, 2005, to protect the interest of investors, the administrators of the Norshield funds announced that they were placing the Olympus Univest Ltd. Fund in voluntary liquidation, by appointing the firm BDO Mann Judd as liquidator.

    The Company also made the decision, announced on November 2, 2005, to transfer to another fund manager (Lyxor Asset Management, a wholly-owned subsidiary of the Societe Generale) the remaining $25.9 million (as at September 30, 2005) that was invested on behalf of clients in Norshield funds and which had not yet been withdrawn.

    "None of our clients will lose money in this affair," stated Mr. Charest. "Long before the Richter report was tabled, we made sure that we protected the interests of our clients by transferring all amounts invested in Norshield funds to other funds, thereby substituting for them as investor in Norshield funds."

    In the last few months, the Company has also tightened its selection criteria for external fund managers. "We now require direct access at all times to the portfolio securities deposited with the custodian," explained Mr. Charest, "unless the fund managers are highly renowned institutions or have affiliations with large financial institutions. We are confident that these steps will enable us to prevent this type of situation from happening again."

    "The posting of a maximum provision for Norshield, the protection that we have provided to our clients, as well as the new selection criteria that we have implemented for choosing external managers are reflections of a responsible and prudent company," Mr. Charest concluded. "We have always made it a point of honour to manage the Company conscientiously and we intend to continue ensuring the same management discipline in the future."

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
                                       SHAREHOLDERS' REPORT - THIRD QUARTER 2005
--------------------------------------------------------------------------------

- CHANGE OF REINSURER - The Company realized a $6.2 million gain ($4.2 million after tax or $0.05 per share) related to the recovery of a business block that National Life was insuring jointly with a reinsurer. The Company agreed to recapture this block of business following a request to this effect by the reinsurer, which had expressed its desire to cease operations in Canada. The Company immediately ceded this block of business to another reinsurer, under more advantageous conditions, with no added risk for the Company.

- RESTRUCTURING CHARGES - The Company also posted $1.1 million in restructuring charges ($0.7 million after tax, or $0.01 per share) related to the integration of National Life with the parent company. These charges are in keeping with expectations. Since this integration was announced in the fourth quarter of 2004, the Company has posted $8.7 million of the $12.5 million (after tax) in restructuring charges that it had anticipated. The remaining charges will be recognized as they are incurred by the end of 2006, when the integration and harmonization of the systems should be completed. Any cost savings related to the integration are included in the operating profit. For 2005, the Company estimates that the integration will be neutral from a profitability standpoint.

BUSINESS GROWTH

Business growth continued strongly in the third quarter, after two very satisfying quarters. Following are a few business growth highlights, as measured by premiums, sales by line of business, assets and added value of sales.

PREMIUMS AND DEPOSITS - Strong business growth during the quarter brought premiums and deposits to $875.9 million for the third quarter, an increase of 33% over the same period last year. Premiums are up in all lines of business, particularly Individual Wealth Management, owing once again to sustained mutual fund and segregated fund sales, and in Group Pensions. Premiums and deposits total $2.7 billion year-to-date, up 28% over last year.

----------------------------------------------------------------------------------------------------------------------------------
                                                                     PREMIUMS AND DEPOSITS
----------------------------------------------------------------------------------------------------------------------------------
                                                     THIRD QUARTER                          YEAR-TO-DATE AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS,               ----------------------------------------------------------------------------------------------
UNLESS OTHERWISE INDICATED)               2004            2005       VARIATION            2004           2005       VARIATION
==================================================================================================================================
Insurance and annuity premiums           659.1           788.6          20%             2,118.1        2,391.4          13%
Mutual fund deposits                        --            87.3          --                   --          319.8          --
                                    ----------------------------------------------------------------------------------------------
Total                                    659.1           875.9          33%             2,118.1        2,711.2          28%
------------------------------------==============================================================================================

INDIVIDUAL INSURANCE - After two good quarters this year, sales were a little slower in the third quarter, totalling $35.3 million, down $300,000, or 1%, compared to the same period last year. There was little significant variation in the growth of sales, which were either slightly higher or slightly lower, according to network, product and region. However, from a geographical standpoint, Quebec accounts for 38% of sales year-to-date, Ontario 28%, Western Canada 25%, the Atlantic Provinces 5% and 4% outside of Canada. The combination of the Group's distribution activities is going normally. The Company has almost completed the restructuring of the sales management team for its retail sectors. It is also continuing to revamp its product line and is on the verge of launching its new Universal Life product.

INDIVIDUAL WEALTH MANAGEMENT - The Individual Wealth Management sector continued to benefit from the strength of the stock markets and the solid performance of the Company's investment funds to continue its momentum of the first two quarters. Sales of guaranteed return investments (general fund) and variable return investments (segregated and mutual funds) totalled $316.7 million in the third quarter, a 72% increase over the same period last year. Sales for the first nine months exceeded the billion dollar mark, reaching $1.1 billion, a 57% increase compared to the previous year. Sales are up in all regions of Canada and for all distribution networks, both for the quarter and year-to-date. The Company is still satisfied with the contribution of its new mutual fund operations, acquired at the beginning of the year, which provide the Company with depth and diversity. Net segregated fund sales represent 16.7% of sales in the market year-to-date, one of the Company's best performances so far.

SHAREHOLDERS' REPORT - THIRD QUARTER 2005
                            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
--------------------------------------------------------------------------------

GROUP INSURANCE: EMPLOYEE PLANS - After a rather apathetic first quarter, followed by a fairly good second quarter, sales dropped again in the third quarter, reaching $9.7 million, 35% lower than the same period last year. Year-to-date sales total $37.4 million, down 22% compared to the same period last year. As with the first two quarters, there were few business opportunities in the large groups market in the third quarter. Since the beginning of the year, most sales have come from the medium-sized group sector of 50 to 1,000 employees, which is the Company's target market.

GROUP INSURANCE: CREDITOR INSURANCE - The Group Creditor Insurance sector, which specializes in sales through car dealers, had a third consecutive excellent quarter, in spite of low car sales. Sales were up 33% for the quarter, reaching $49.9 million. Sales for the first three quarters totalled $122.0 million, a 22% increase. The success since the beginning of the year was obtained through the growing number of car dealers contracted and the marketing of new products. The Company is still ranked first in Canada in the creditor insurance market among car dealers, with over 40% of the market.

GROUP INSURANCE: SPECIAL MARKETS GROUP (SMG) - The Special Markets Group sector is quietly continuing to grow, with the business volume reaching $20.8 million in the third quarter, a 12% increase over the same period in 2004, and $62.9 million year-to-date, up 11% over the first nine months of 2004. The sector continues to profit from strong sales in past years. SMG specializes in certain group insurance niche markets that are not well served by traditional group insurance providers.

GROUP PENSIONS - After two very satisfying quarters, sales were once again excellent for the Group Pensions sector. Sales were up 55% in the third quarter, reaching $167.4 million. This increase comes from both the insured annuities sector, where activity was very intense, and the accumulation products sector, where business growth was good outside Quebec, a market that the Company is seeking to develop. Strong third quarter sales pushed year-to-date sales to $435.7 million, a 31% increase over the same period in 2004.

----------------------------------------------------------------------------------------------------------------------------------
                                                                            SALES(5)
----------------------------------------------------------------------------------------------------------------------------------
                                                     THIRD QUARTER                          YEAR-TO-DATE AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS,               ----------------------------------------------------------------------------------------------
UNLESS OTHERWISE INDICATED)               2004            2005       VARIATION            2004           2005       VARIATION
==================================================================================================================================
Individual Insurance                      35.6            35.3          (1%)              100.3          102.5           2%
Individual Wealth Management
   General fund                           54.4            49.5          (9%)              184.4          178.2          (3%)
   Segregated funds                      129.8           179.9          39%               524.9          618.2          18%
   Mutual funds                             --            87.3          --                   --          319.8          --
                                    ----------------------------------------------------------------------------------------------
   Total                                 184.2           316.7          72%               709.3        1,116.2          57%
                                    ==============================================================================================
Group Insurance
   Employee Plans                         14.9             9.7         (35%)               47.7           37.4         (22%)
   Creditor Insurance                     37.5            49.9          33%               100.2          122.0          22%
   Special Markets Group (SMG)            18.6            20.8          12%                56.5           62.9          11%
Group Pensions                           107.8           167.4          55%               332.4          435.7          31%
----------------------------------------------------------------------------------------------------------------------------------

ASSETS UNDER MANAGEMENT AND UNDER ADMINISTRATION - Assets continue to grow with assets under management and under administration totalling $32.3 billion as at September 30, 2005, a 5% increase for the quarter and 14% since the beginning of the year. Asset growth during the quarter was good in all sectors, owing to an increase in premium income, strong growth by the Company's various subsidiaries and stock market growth. In the last year, assets have also benefited from the contribution of the purchase of certain assets of KingsGate Securities Inc., a securities brokerage firm, the purchase of BLC-Edmond de Rothschild Asset Management Inc., a mutual fund management firm, and the acquisition of a majority interest in FundEX Investments Inc., a mutual fund brokerage firm.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
                                       SHAREHOLDERS' REPORT - THIRD QUARTER 2005
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       ASSETS UNDER MANAGEMENT AND UNDER ADMINISTRATION
----------------------------------------------------------------------------------------------------------------------------------
(MILLIONS OF DOLLARS)                   SEPTEMBER 30, 2004   DECEMBER 31, 2004       JUNE 30, 2005  SEPTEMBER 30, 2005
==================================================================================================================================
                                                                                                           (Restated)(2)
Assets under management                       16,507.4            18,854.6            19,853.1            20,653.7
Assets under administration                    9,025.6             9,641.1            11,003.4            11,696.1
                                    ----------------------------------------------------------------------------------------------
Total                                         25,533.0            28,495.7            30,856.5            32,349.8
------------------------------------==============================================================================================

ADDED VALUE OF SALES - The Company continues to underwrite very profitable business, with the added value of sales growing 24% (or $3.8 million) in the third quarter of 2005, to reach $19.4 million ($0.24 per share). This is the eighth consecutive quarter where the added value of sales is up compared to the corresponding quarter the previous year. The increase in the added value of sales in the third quarter is primarily explained by the strength of sales during the quarter (which added $3.8 million to the added value of sales), particularly in the Individual Wealth Management and Group Pensions sectors. The added value of sales also increased by $0.6 million through the updating of economic and other assumptions, and decreased by $0.6 million through changes made to the method for calculating the added value of segregated funds.

SOLVENCY

The solvency ratio was 212% as at September 30, 2005, which is 8 percentage points lower than at the end of the previous quarter. Two items put downward pressure on the solvency ratio: the posting of a provision for the Company's entire investment in Norshield and the gradual introduction of new lapse risk requirements from the end of 2003 through 2005. The Company's solvency ratio target range is between 175% and 200%.

----------------------------------------------------------------------------------------------------------------------------------
                                                                            SOLVENCY
----------------------------------------------------------------------------------------------------------------------------------
(MILLIONS OF DOLLARS, UNLESS OTHERWISE INDICATED)            DECEMBER 31, 2004       JUNE 30, 2005    SEPTEMBER 30, 2005
==================================================================================================================================
                                                                                                         (Restated)(2)
Available capital
   Tier 1 (net)                                                      1,246               1,333               1,324
   Tier 2 (net)                                                        136                 148                 147
                                                  --------------------------------------------------------------------------------
   Total                                                             1,382               1,481               1,471
                                                  ================================================================================
Required capital                                                       624                 673                 695
Solvency ratio
   For the tier 1 capital                                              200%                198%                191%
   For the tier 1 and tier 2 capital (MCCSR)(6)                        222%                220%                212%
----------------------------------------------------------------------------------------------------------------------------------

QUALITY OF INVESTMENTS

Two items impacted the overall investment quality indices during the quarter: the posting of a $77.9 million provision for the Norshield funds and the recognition of this investment as an impaired investment, in accordance with the Company's definition of such an investment. The overall investment quality indices nevertheless remain excellent.

Gross impaired investments increased from $18.6 million as at June 30, 2005 to $96.4 million as at September 30, 2005. The provision for impaired investments increased from $11.3 million as at June 30, 2005 to $89.1 million as at September 30, 2005. Net impaired investments remained stable at $7.3 million between June 30, 2005 and September 30, 2005. Net impaired investments now represent 0.07% of total investments, the same proportion as at June 30, 2005.

All other investment quality indices remain excellent. No new bonds defaulted during the quarter and the real estate occupancy rate remains high (96.1% as at September 30, 2005 compared to 96.3% as at June 30, 2005). The delinquency rate of mortgage loans remained stable at 0.28% of the loan portfolio, and mortgage loans in arrears are almost entirely made up of insured loans. The Company is not expecting any losses on these loans.

SHAREHOLDERS' REPORT - THIRD QUARTER 2005
                            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
--------------------------------------------------------------------------------

With respect to companies making the news in the aviation, aeronautics and automobile sectors, the Company holds positions in just two companies:
Bombardier, in which it holds $9.2 million in bonds, and Ford, where the Company's net exposure is limited to a $1 million bond that matures in March 2006.

----------------------------------------------------------------------------------------------------------------------------------
                                                                   QUALITY OF INVESTMENTS
----------------------------------------------------------------------------------------------------------------------------------
(MILLIONS OF DOLLARS, UNLESS OTHERWISE INDICATED)     SEPT. 30, 2004   DEC. 31, 2004   JUNE 30, 2005    SEPT. 30, 2005
==================================================================================================================================
                                                                                                         (Restated)(2)
OVERALL QUALITY INDICES
Gross impaired investments (excluding insured loans)       48.5             47.6           18.6               96.4
Provisions for losses                                      39.3             39.1           11.3               89.1
                                                      ----------------------------------------------------------------------------
Net impaired investments (excluding insured loans)          9.2              8.5            7.3                7.3
                                                      ============================================================================
Net impaired investments as a % of total investments       0.09%            0.08%          0.07%              0.07%
Provisions as a % of gross impaired investments            81.0%            82.0%          60.7%              92.4%
----------------------------------------------------------------------------------------------------------------------------------
BONDS - VALUE OF THE PORTFOLIO                          5,953.3          6,074.5        6,344.4            6,659.9
Bonds rated BB and lower                                   0.09%            0.24%          0.22%              0.21%
Delinquency rate                                           0.02%            0.02%          0.02%              0.02%
----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE LOANS - VALUE OF THE PORTFOLIO                 2,501.4          2,491.8        2,476.0            2,457.5
Delinquency rate                                           0.37%            0.32%          0.28%              0.28%
Proportion of impaired loans that are insured              76.7%            81.0%          97.8%              98.6%
----------------------------------------------------------------------------------------------------------------------------------
STOCKS AND MARKET INDICES - VALUE OF THE PORTFOLIO      1,017.0          1,081.1        1,143.3            1,101.9
Market/book value ratio, as a %                           103.1%           104.6%         105.5%             108.4%
----------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE - VALUE OF THE PORTFOLIO                      444.6            444.5          446.2              447.1
Market/book value ratio, as a %                           104.3%           108.6%         109.0%             108.8%
Occupancy rate                                             96.9%            95.2%          96.3%              96.1%
----------------------------------------------------------------------------------------------------------------------------------


================================================================================
DECLARATION OF DIVIDEND

The Board of Directors has declared the payment of a quarterly dividend of $0.14 per common share. This dividend is payable in cash on December 15, 2005, to the shareholders of record as at November 25, 2005.
================================================================================


NOTES
1 The data for the first three quarters of 2004 were restated after the Company realized that the amount that could be transferred from the participating policyholders' account to the retained earnings account, pursuant to the INSURANCE COMPANIES ACT, had been understated each year since 1981, following the incorrect application of the calculation method.

2 Further to the tabling of its take-over bid circular for Clarington, which contains a share issue, and in accordance with securities regulations and generally accepted accounting principles, the Company has restated the financial statements for the third quarter of 2005 and for the nine-month period ended September 30, 2005 to take into account developments subsequent to the financial statement date related to the funds managed by Norshield Companies.

3 The following adjustments have been made to the shareholder net income to obtain the adjusted net income to shareholders: a $77.9 million provision ($52.1 million after tax, or $0.65 per share) related to the funds managed by Norshield, a $6.2 million gain ($4.2 million after tax, or $0.05 per share) related to a change of reinsurer for a business block of National Life (a subsidiary whose operations are being integrated with those of Industrial Alliance), and $1.1 million in restructuring charges ($0.7 million after tax, or $0.01 per share) related to the integration of National Life with the parent company.

4 For comparison purposes, the data for the quarters prior to the second quarter of 2005 have been recalculated to reflect the two-for-one stock split that took place on May 18, 2005.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
                                       SHAREHOLDERS' REPORT - THIRD QUARTER 2005
--------------------------------------------------------------------------------

5   Sales (new  business)  are defined as follows for each sector: Individual
    Insurance: first-year annualized premiums; Individual Wealth Management: premiums for the general funds and segregated funds and deposits for mutual funds; Group Insurance: first-year annualized premiums for Employee Plans, including Administrative Services Only (ASO) contracts, gross premiums for Creditor Insurance and premiums for Special Markets Group (SMG); Group
    Pensions: premiums.

6 MCCSR: minimum continuing capital and surplus requirements. This is a measure of a life and health insurance company's solvency based on risk and prescribed by the regulatory authorities to determine if a life and health insurance company's capital is sufficient compared with the minimum established by regulation.

NON-GAAP FINANCIAL MEASURES

The Company occasionally uses non-GAAP financial measures for presentation and analysis purposes. The non-GAAP financial measures are always clearly indicated, and are always accompanied by and reconciled with GAAP financial measures. The non-GAAP measures are presented in order to facilitate the comparison of results from one period to another and to allow for a better analysis of the Company's business growth and profitability potential. These non-GAAP financial measures do not have a standardized definition and cannot be compared directly with similar measures presented by other issuers. The data related to the embedded value and the added value of sales, as well as adjusted data, are not subject to GAAP.

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about the operations, objectives and strategies of Industrial Alliance Insurance and Financial Services Inc., as well as its financial situation and performance. These statements can generally be identified by the use of words such as "may," "expect," "anticipate," "intend," "believe," "estimate," "feel," "continue," or other similar expressions, in the affirmative or negative. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include changes in government regulations or in tax laws, competition, technological changes, global capital market activity, interest rates, changes in demographic data, changes in consumer demand for the Company's products and services, catastrophic events and general economic conditions in Canada or elsewhere in the world. This list is not exhaustive of the factors that may affect any of Industrial Alliance's forward-looking statements. These and other factors must be examined carefully and readers should not place undue reliance on Industrial Alliance's forward-looking statements.


--------------------------------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 2005 AND 2004 (RESTATED)

Consolidated Income Statements................................................10

Consolidated Balance Sheets...................................................11

Consolidated Participating Policyholders' Account.............................12

Consolidated Contributed Surplus..............................................12

Consolidated Retained Earnings................................................12

Consolidated Cash Flows Statements............................................13

Consolidated Financial Statements of Segregated Funds.........................14

Notes to Consolidated Financial Statements....................................15

--------------------------------------------------------------------------------

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
CONSOLIDATED INCOME STATEMENTS
(in millions of dollars, unless otherwise indicated)

                                                                                Quarters ended                 Nine months ended
                                                                                 September 30                    September 30
                                                                          --------------------------      --------------------------
                                                                              2005          2004              2005          2004
                                                                          ------------  ------------      -----------   ------------
                                                                                $             $                $              $
                                                                                                  (unaudited)
                                                                           (restated)    (restated)        (restated)    (restated)
                                                                            (note 12)     (note 3)         (note 12)      (note 3)
REVENUES

Premiums (note 10)                                                           788.6         659.1           2,391.4         2,118.1
Net investment income                                                        125.7         140.1             491.5           489.2
Fees and other revenues                                                       53.8          36.2             154.6           105.8
------------------------------------------------------------------------------------------------------------------------------------
                                                                             968.1         835.4           3,037.5         2,713.1

POLICY BENEFITS AND EXPENSES

Change in provisions for future policy benefits                              178.2          97.9             400.9           334.2
Payments to policyholders and beneficiaries                                  359.7         315.0           1,060.0           964.7
Net transfer to segregated funds                                             231.1         183.4             854.6           700.7
Dividends, experience rating refunds and interest on amounts on deposit        6.0           8.3              22.5            32.2
Commissions                                                                  114.7          90.5             317.8           266.8
Premium and other taxes                                                       13.5          11.3              38.5            34.6
General expenses                                                              65.2          62.1             206.9           191.1
Net financing expenses                                                         4.2           4.2              12.7            12.3
Minority interest                                                               --          (0.1)               --            (0.2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                             972.6         772.6           2,913.9         2,536.4

INCOME (LOSS) BEFORE INCOME TAXES                                             (4.5)         62.8             123.6           176.7

Income taxes                                                                   3.4         (19.1)            (36.4)          (54.6)
------------------------------------------------------------------------------------------------------------------------------------


NET INCOME (LOSS)                                                             (1.1)         43.7              87.2           122.1
------------------------------------------------------------------------------------------------------------------------------------


NET INCOME ATTRIBUTABLE TO PARTICIPATING POLICYHOLDERS                         0.3           0.4               1.7             1.3
NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS                                (1.4)         43.3              85.5           120.8

EARNINGS (LOSS) PER SHARE (note 7)
  basic (in dollars)                                                        (0.02)          0.55              1.07            1.53
  diluted (in dollars)                                                      (0.02)          0.54              1.07            1.52

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

                                                                                       AS AT             As at            As at
                                                                                    SEPTEMBER 30      December 31      September 30
                                                                                  ---------------   ---------------  ---------------
                                                                                        2005              2004             2004
                                                                                  ---------------   ---------------  ---------------
                                                                                         $                 $                $
                                                                                    (unaudited)                        (unaudited)
                                                                                     (restated)                         (restated)
                                                                                     (note 12)                           (note 3)
ASSETS

INVESTED ASSETS
Bonds                                                                                    6,659.9           6,074.5         5,953.3
Mortgages                                                                                2,457.5           2,491.8         2,501.4
Stocks                                                                                   1,101.9           1,081.1         1,017.0
Real estate                                                                                447.1             444.5           444.6
Policy loans                                                                               180.5             162.7           168.4
Short-term investments                                                                      13.9              83.0            34.8
Cash and cash equivalents                                                                  230.6             252.9           266.9
Other invested assets                                                                       41.8              18.8            18.4
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        11,133.2          10,609.3        10,404.8

GOODWILL                                                                                   126.5             125.7            61.4
OTHER ASSETS                                                                               363.1             315.5           395.7
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           489.6             441.2           457.1

TOTAL GENERAL FUND ASSETS                                                               11,622.8          11,050.5        10,861.9
====================================================================================================================================

SEGREGATED FUNDS NET ASSETS                                                              7,027.0           5,913.6         5,549.2
====================================================================================================================================

LIABILITIES

POLICY LIABILITIES
Provisions for future policy benefits                                                    8,558.6           8,157.7         8,002.5
Provisions for dividends to policyholders and experience rating refunds                     46.2              50.2            58.2
Benefits payable and provision for unreported claims                                       145.9             121.7           132.4
Policyholders' amounts on deposit                                                          164.2             164.1           156.0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         8,914.9           8,493.7         8,349.1

OTHER LIABILITIES                                                                          685.9             645.3           633.8
DEFERRED NET REALIZED GAINS                                                                415.3             380.7           374.7
SUBORDINATED DEBENTURES                                                                    310.1             150.0           150.0
OTHER DEBTS                                                                                   --             150.0           150.0
PARTICIPATING POLICYHOLDERS' ACCOUNT                                                        19.0              17.3            14.5

EQUITY

Share capital (note 6)                                                                     462.1             458.1           457.4
Contributed surplus                                                                         11.5               9.5             8.8
Retained earnings                                                                          809.8             751.7           726.1
Currency translation account                                                                (5.8)             (5.8)           (2.5)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         1,277.6           1,213.5         1,189.8

TOTAL GENERAL FUND LIABILITIES AND EQUITY                                               11,622.8          11,050.5        10,861.9
====================================================================================================================================

SEGREGATED FUNDS LIABILITIES                                                             7,027.0           5,913.6         5,549.2
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.

CONSOLIDATED PARTICIPATING POLICYHOLDERS' ACCOUNT
(in millions of dollars)

                                                                                                               Nine months ended
                                                                                                                 September 30
                                                                                                          --------------------------
                                                                                                              2005          2004
                                                                                                          -----------   ------------
                                                                                                               $              $
                                                                                                                  (unaudited)
                                                                                                                         (restated)
                                                                                                                          (note 3)
Participating policyholders' account at beginning of period                                                   17.3            64.8

Restatement of the transfer amount of the participating policyholders' account                                  --           (51.6)
------------------------------------------------------------------------------------------------------------------------------------
Participating policyholders' account restated at beginning of period                                          17.3            13.2

Income for the period                                                                                          4.8             4.9

Dividends                                                                                                     (2.9)           (3.4)

Transfer to the shareholders' account                                                                         (0.2)           (0.2)
------------------------------------------------------------------------------------------------------------------------------------
Net income attributable to participating policyholders                                                         1.7             1.3
------------------------------------------------------------------------------------------------------------------------------------

PARTICIPATING POLICYHOLDERS' ACCOUNT AT END OF PERIOD                                                         19.0            14.5
====================================================================================================================================




CONSOLIDATED CONTRIBUTED SURPLUS
(in millions of dollars)

                                                                                                               Nine months ended
                                                                                                                 September 30
                                                                                                          --------------------------
                                                                                                              2005          2004
                                                                                                          -----------   ------------
                                                                                                               $              $
                                                                                                                  (unaudited)
Contributed surplus at beginning of period                                                                     9.5             6.5

Current year contribution for the stock option plan                                                            2.5             2.5

Stock options exercised                                                                                       (0.5)           (0.2)
------------------------------------------------------------------------------------------------------------------------------------

CONTRIBUTED SURPLUS AT END OF PERIOD                                                                          11.5             8.8
====================================================================================================================================




CONSOLIDATED RETAINED EARNINGS
(in millions of dollars)

                                                                                                               Nine months ended
                                                                                                                 September 30
                                                                                                          --------------------------
                                                                                                              2005          2004
                                                                                                          -----------   ------------
                                                                                                               $              $
                                                                                                                  (unaudited)
                                                                                                           (restated)    (restated)
                                                                                                           (note 12)      (note 3)
Retained earnings at beginning of period                                                                     751.7           575.9

Restatement of the transfer amount of the participating policyholders' account                                  --            51.6
------------------------------------------------------------------------------------------------------------------------------------
Retained earnings at beginning of period                                                                     751.7           627.5

Impact of the non-consolidation of the Industrial Alliance Trust Securities                                    1.3              --
(note 2)

Cancellation of common shares issued at demutualization (note 6)                                                --             1.7

Net income attributable to shareholders                                                                       85.5           120.8

Dividends                                                                                                    (28.7)          (23.9)
------------------------------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS AT END OF PERIOD                                                                           809.8           726.1
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
CONSOLIDATED CASH FLOWS STATEMENTS
(in millions of dollars)

                                                                                Quarters ended                 Nine months ended
                                                                                 September 30                    September 30
                                                                          --------------------------      --------------------------
                                                                              2005          2004              2005          2004
                                                                          ------------  ------------      -----------   ------------
                                                                                $             $                $              $
                                                                                                  (unaudited)
                                                                           (restated)                      (restated)
                                                                            (note 12)                      (note 12)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                             (1.1)         43.7             87.2         122.1
Items not affecting cash and cash equivalents:
  Change in provision for future policy benefits                             178.2          97.9            400.9         334.2
  Share of results of significantly influenced entity                         (0.8)         (0.1)            (1.3)         (0.7)
  Amortization of realized and unrealized (gains) losses                      13.1          28.0            (37.6)        (24.2)
  Amortization of premiums and discounts                                     (44.2)        (46.1)          (128.4)       (111.2)
  Future income taxes                                                        (14.5)          8.3             20.9          29.0
  Stock option plan                                                            0.9           1.0              2.5           2.5
  Other                                                                       10.9           4.5             23.4          10.8
------------------------------------------------------------------------------------------------------------------------------------
                                                                             142.5         137.2            367.6         362.5
Other changes in other assets and liabilities                                 73.1           5.6             (0.9)         38.9
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                                         215.6         142.8            366.7         401.4
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Sales, maturities and repayments of:
  Bonds                                                                      297.7         313.5             995.7         1,130.9
  Mortgages                                                                  129.3         156.3             413.5           565.5
  Stocks                                                                     140.4          51.1             339.7           222.2
  Real estate                                                                   --           0.8               1.3            15.9
  Policy loans                                                                16.7          17.0              54.3            52.1
  Other invested assets                                                       14.8          22.7             162.0            94.4
------------------------------------------------------------------------------------------------------------------------------------
                                                                             598.9         561.4           1,966.5         2,081.0
Purchases of:
  Bonds                                                                     (554.4)       (347.1)         (1,397.8)       (1,398.3)
  Mortgages                                                                 (111.3)       (161.4)           (379.0)         (570.9)
  Stocks                                                                    (136.4)        (98.3)           (362.2)         (292.4)
  Real estate                                                                 (0.3)         (0.2)             (1.8)          (31.5)
  Policy loans                                                               (13.1)         (9.0)            (69.4)          (63.7)
  Other invested assets                                                      (24.0)        (39.9)           (108.3)         (126.6)
  Acquisition of cash and short term investments                                --            --                --            (4.1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            (839.5)       (655.9)         (2,318.5)       (2,487.5)
Cash flows from investing activities                                        (240.6)        (94.5)           (352.0)         (406.5)
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Issue of common shares                                                         0.3           0.5               3.6             2.2
Redemption of debentures                                                        --            --                --          (135.0)
Issue of debenture                                                              --            --                --           150.0
Dividends paid on preferred shares                                              --            --                --            (0.1)
Dividends paid on common shares                                              (10.0)         (8.8)            (28.7)          (23.8)
Decrease in mortgage debt                                                    (11.3)         (0.3)            (11.9)           (1.4)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities                                         (21.0)         (8.6)            (37.0)           (8.1)
------------------------------------------------------------------------------------------------------------------------------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             (46.0)         39.7             (22.3)          (13.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             276.6         227.2             252.9           280.1
------------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   230.6         266.9             230.6           266.9
====================================================================================================================================

SUPPLEMENTARY INFORMATION:
Interest paid                                                                  3.3           5.7              15.5            17.9
====================================================================================================================================
Income taxes paid, net of refunds                                             11.8           5.6              33.5            28.8
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS OF SEGREGATED FUNDS

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
(in millions of dollars)

                                                                                 NINE MONTHS       Twelve months      Nine months
                                                                                    ENDED              ended             ended
                                                                                 SEPTEMBER 30       December 31       September 30
                                                                               -----------------  -----------------  ---------------
                                                                                     2005               2004              2004
                                                                               -----------------  -----------------  ---------------
                                                                                       $                  $                 $
                                                                                   (unaudited)                         (unaudited)
Net assets at beginning of period                                                   5,913.6            5,042.2          5,042.2
Additions:
Amounts received from policyholders                                                   934.0              976.9            808.8
Investment income                                                                     111.6              148.8             82.6
Net realized gains                                                                    165.6               72.8             61.9
Net increase in market value                                                          438.9              334.4             91.3
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    7,563.7            6,575.1          6,086.8
------------------------------------------------------------------------------------------------------------------------------------

Deductions:
Amounts withdrawn by policyholders                                                    437.2              550.5            455.3
Operating expenses                                                                     99.5              111.0             82.3
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      536.7              661.5            537.6
------------------------------------------------------------------------------------------------------------------------------------

NET ASSETS AT END OF PERIOD                                                         7,027.0            5,913.6          5,549.2
====================================================================================================================================




CONSOLIDATED STATEMENTS OF NET ASSETS
(in millions of dollars)

                                                                                    AS AT              As at             As at
                                                                                 SEPTEMBER 30       December 31       September 30
                                                                               -----------------  -----------------  ---------------
                                                                                     2005               2004              2004
                                                                               -----------------  -----------------  ---------------
                                                                                       $                  $                 $
                                                                                   (unaudited)                         (unaudited)
ASSETS
Bonds                                                                               2,022.1            1,677.8          1,549.0
Mortgages and mortgage-backed securities                                               24.4               36.8             42.3
Stocks                                                                              2,065.3            1,674.5          1,610.8
Fund units                                                                          2,420.9            2,144.2          1,977.3
Cash and short-term investments                                                       487.6              373.7            350.3
Other assets                                                                           53.0               27.8             39.9
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    7,073.3            5,934.8          5,569.6

LIABILITIES
Accounts payable and accrued expenses                                                  46.3               21.2             20.4
------------------------------------------------------------------------------------------------------------------------------------


NET ASSETS                                                                          7,027.0            5,913.6          5,549.2
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


1-ACCOUNTING POLICIES

These interim Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements for the year ended December 31, 2004, as set out in the 2004 Annual Report. The significant accounting policies followed in the preparation of these interim Consolidated Financial Statements are consistent with those found in the 2004 Annual Report, except as described in note 2 below.


2-CHANGE IN ACCOUNTING POLICIES

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

On January 1, 2005, the Company adopted CICA Accounting Guideline (AcG) 15, on Consolidation of Variable Interest Entities (VIE). VIEs are entities in which equity investors do not have a controlling financial interest or the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties. AcG-15 requires the consolidation of a VIE by its primary beneficiary, i.e., the party that receives the majority of the expected residual returns and/or absorbs the majority of the expected losses.

The Company has determined that no VIE is required to be consolidated under the new guideline. In July 2003, Industrial Alliance Capital Trust (the Trust), a wholly owned open-end trust, issued Industrial Alliance Trust Securities (IATS), the proceeds of which were used to purchase debentures from the Company. The Trust is a VIE as defined by AcG-15 and because the Company is deemed not to be the primary beneficiary, the IATS issued by the Trust are no longer consolidated beginning as at January 1, 2005, and the debentures issued by the Company will be reported as debentures issued by the Trust. The IATS, totalling $150.0, continue to form part of the Company's Tier 1 regulatory capital.

INVESTMENT COMPANIES

On January 1, 2005, the Company adopted CICA Accounting Guideline 18, on Investment Companies. Under this guideline, investment companies are required to account for all their investments at fair value, including investments that would be consolidated or accounted for using the equity method. The Guideline sets out the criteria for determining whether a company is an investment company and also provides guidance on the circumstances in which the parent company of, or equity method investor in, an investment company should account for the investment company's investments at fair value. The Company has adjusted the accounting of the investment held by one subsidiary to consolidate it at the fair value and the impact is not material.


3-RESTATEMENT OF THE TRANSFER AMOUNT OF THE PARTICIPATING POLICYHOLDERS' ACCOUNT

The Company realized that the amount that could be transferred from the participating policyholders' account to the retained earnings, pursuant to the INSURANCE COMPANIES ACT, had been understated each year since 1981, following the incorrect application of the calculation method.

Following this finding, the financial statements have been restated. The impact of this restatement on the consolidated income statement translates into a $1.5 increase in the net income attributable to shareholders and an equivalent decrease in the net income attributable to policyholders for the nine months ended September 30, 2004. The impact on the consolidated balance sheet is an increase in the retained earnings and an equivalent decrease in the participating policyholders' account of $51.6 as at beginning of 2004.

This restatement increased the basic and diluted earnings per share for the nine months ended September 30, 2004 by $0.02, considering the stock split that took place on May 18, 2005 (note 6).

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


4-ACQUISITION OF BUSINESS

On April 22, 2005, Industrial Alliance Securities Inc, a securities brokerage subsidiary of the Company, completed the acquisition of certain assets of KingsGate Securities Limited for $1.8.

In relation to the acquisition of Industrial Alliance Fund Management Inc. (formerly BLC-Edmond de Rothschild Asset Management Inc. (BLCER)), which closed on December 31, 2004, an amount of $1.3 under of the recovery clause was recovered on March 3, 2005, decreasing the purchase price by this amount.


5-RESTRUCTURING COSTS

In acquiring BLCER, which closed on December 31, 2004, the Company had developed a plan to restructure the operations. Costs of $3.4 are expected to be incurred as a result of consolidation activities involving operations and systems and compensation costs. This cost is accounted for as part of the purchase price.

                                                                      INCURRED ON ACQUISITION
                                      --------------------------------------------------------------------------------------
                                                         AMOUNTS INCURRED FOR
                                          EXPECTED        THE NINE MONTHS ENDED      CUMULATIVE AMOUNT       BALANCE AS AT
                                        FUTURE COSTS       SEPTEMBER 30, 2005         INCURRED TO DATE    SEPTEMBER 30, 2005
                                      ----------------  ------------------------  ----------------------  ------------------
                                             $                      $                       $                      $
Compensation cost                           1.3                    0.9                     0.9                    0.4
Cost of restructuring operations            2.1                    1.6                     1.6                    0.5
----------------------------------------------------------------------------------------------------------------------------

Total                                       3.4                    2.5                     2.5                    0.9
============================================================================================================================


On December 1, 2004, the Company announced the combination of the operations of its subsidiary The National Life Assurance Company of Canada with its own operations during the years 2005 and 2006. The impact of this combination on the consolidated financial statements is a $4.0 increase in the general expenses ($2.6 after tax) for the nine months ended September 30, 2005.

                                                                                    EXPENSES AS INCURRED
                                             ---------------------------------------------------------------------------------------
                                                                               AMOUNTS INCURRED      CUMULATIVE
                                                                AMOUNTS         FOR THE NINE           AMOUNT        BALANCE AS AT
                                                EXPECTED       INCURRED         MONTHS ENDED          INCURRED       SEPTEMBER 30,
                                              FUTURE COSTS      IN 2004      SEPTEMBER 30, 2005        TO DATE           2005
                                             --------------  ------------   --------------------   --------------  -----------------
                                                   $               $                  $                   $                $
Compensation cost                                 4.0             1.6                1.2                 2.8              1.2
Additional income taxes related to the
  consolidating operations                        4.4             4.4                 --                 4.4               --
Additional provision for future policy
  benefits related to the consolidating
  operations                                      0.8             0.6                 --                 0.6              0.2
Accelerated depreciation of software and
  equipment                                       3.0              --                1.2                 1.2              1.8
Systems conversion and other                      4.0              --                1.6                 1.6              2.4
------------------------------------------------------------------------------------------------------------------------------------
Total                                            16.2             6.6                4.0                10.6              5.6
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


6-SHARE CAPITAL

                                                                              2005                                 2004
                                                              ----------------------------------    --------------------------------
                                                                   NUMBER OF                            Number of
                                                                     SHARES            AMOUNT            shares            Amount
                                                              -----------------     ------------    -----------------   ------------
                                                               (IN THOUSANDS)            $            (in thousands)         $
COMMON SHARES
Balance at beginning of period                                     79,489.4            458.2             78,691.2          438.5
Shares issued on exercise of stock options                            175.9              4.1                 88.4            1.7
Shares issued on acquisition of business                                 --               --                 20.0            0.4
Cancellation of common shares issued at demutualization                (2.8)              --               (216.4)          (1.7)
Shares issued on conversion of preferred
  shares - Series 1                                                      --               --                889.2           18.7
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                           79,662.5            462.3             79,472.4          457.6

SHARES HELD IN TREASURY                                               (21.6)            (0.2)               (21.6)          (0.2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   79,640.9            462.1             79,450.8          457.4
                                                              =================                     =================

PREFERRED SHARES - SERIES 1
Balance at beginning of period                                           --               --                750.0           18.7
Shares converted into common shares                                      --               --               (750.0)         (18.7)
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                 --               --                   --             --
                                                              =================                     =================

PREFERRED SHARES - SERIES A
Balance at beginning of period                                          4.0              0.1                  4.0            0.1
Shares issued                                                            --               --                   --             --
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                                4.0              0.1                  4.0            0.1

SHARES HELD IN TREASURY                                                (4.0)            (0.1)                (4.0)          (0.1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         --               --                   --             --
                                                              =================                     =================

TOTAL SHARE CAPITAL                                                                    462.1                               457.4
                                                                                   ============                        =============


The number of outstanding stock options (in thousands) as at September 30, 2005 is 2,936.5 (1,317.8 in 2004, or 2,635.6 considering the stock split).

STOCK SPLIT

On May 4, 2005, the shareholders approved a two-for-one split of the Company's common stock. The split took effect on May 18, 2005.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


7-EARNINGS PER SHARE

                                                                                Quarters ended                 Nine months ended
                                                                                 September 30                    September 30
                                                                          --------------------------      --------------------------
                                                                              2005          2004              2005          2004
                                                                          ------------  ------------      -----------   ------------
                                                                                $             $                $              $
                                                                                                  (unaudited)
                                                                           (restated)    (restated)        (restated)    (restated)
                                                                            (note 12)     (note 3)         (note 12)      (note 3)
Shareholders' net income (loss)                                                   (1.4)         43.3              85.5       120.8
Less: dividends on preferred shares                                                 --            --                --        (0.1)
------------------------------------------------------------------------------------------------------------------------------------
Common shareholders' net income (loss)                                            (1.4)         43.3              85.5       120.7

Effect of the conversion on the common shareholders' net income:
Reduction of financing expenses, net of income taxes and dividends
   on preferred shares                                                              --            --                --         0.2
------------------------------------------------------------------------------------------------------------------------------------
Common shareholders' net income (loss) on a diluted basis                         (1.4)         43.3              85.5       120.9

Weighted daily average number of shares outstanding                           79,631,988    79,442,072      79,558,225  79,159,526
Add: diluted effect of stock options granted
  and outstanding                                                                579,857       309,252         569,667     240,766
Add: diluted effect of convertible preferred shares in common shares                  --            --              --     252,664
Weighted average number of shares outstanding on a diluted basis              80,211,845    79,751,324      80,127,892  79,652,956

EARNINGS (LOSSES) PER SHARE (in dollars)
  basic                                                                            (0.02)         0.55            1.07        1.53
  diluted                                                                          (0.02)         0.54            1.07        1.52


Following the stock split (note 6), the earnings per share for the previous period have been recalculated considering this event.

8-EMPLOYEE FUTURE BENEFITS

                                                                         Nine months ended
                                                                            September 30
                                                    --------------------------------------------------------------------------------
                                                             2005               2004                2005                2004
                                                    -------------------  ------------------  ------------------  -------------------
                                                              $                  $                    $                   $
                                                                                       (unaudited)
                                                                  PENSION PLANS                              OTHER PLANS
                                                    -------------------------------------------  -----------------------------------
BENEFIT PLAN EXPENSES
Current service cost                                         8.7                8.3                  0.4                 0.4
Interest cost                                               14.0               12.4                  0.8                 0.7
Return on plan assets                                      (14.6)             (13.3)                  --                  --
Actuarial loss (gain) on plan                                0.7                1.8                   --                 0.6
Amortization of the transitional obligation                 (0.3)              (0.3)                  --                  --
Amortization of plan amendment                               0.3                0.3                   --                  --
------------------------------------------------------------------------------------------------------------------------------------

DEFINED BENEFIT PLAN COSTS RECOGNIZED                        8.8                9.2                  1.2                 1.7
====================================================================================================================================
DEFINED CONTRIBUTION PLAN COSTS RECOGNIZED                   0.4                0.3                   --                  --
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)

9-SEGMENTED INFORMATION

The Company operates principally in one dominant industry segment, the life and health insurance industry, and offers individual and group life and health insurance products, savings and retirement plans, and segregated funds. The company also operates mutual fund, securities brokerage and trust businesses. These businesses are principally related to the Individual Wealth Management segment and are now included in that segment (formerly Individual Annuities). This new presentation has not been applied to the comparative figures of the segmented income statement for periods prior to January 1, 2005 because the data are not material. The Company operates mainly in Canada.

SEGMENTED INCOME STATEMENTS

                                                      QUARTER ENDED SEPTEMBER 30, 2005 (unaudited) (restated) (note 12)
                                             ---------------------------------------------------------------------------------------
                                                    INDIVIDUAL                          GROUP
                                             ---------------------------------------------------------------------------------------
                                              LIFE AND          WEALTH          LIFE AND                       OTHER
                                               HEALTH         MANAGEMENT         HEALTH       PENSIONS      ACTIVITIES*      TOTAL
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
REVENUES
Premiums                                         183.8            229.4            183.4         167.4            24.6        788.6
Net investment income                            106.2            (43.9)            16.8          46.2             0.4        125.7
Fees and other revenues                            1.7             44.9              2.5           4.0             0.7         53.8
------------------------------------------------------------------------------------------------------------------------------------
                                                 291.7            230.4            202.7         217.6            25.7        968.1
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of commitments to policyholders             171.9             63.6            131.4         159.3            17.7        543.9
Net transfer to segregated funds                    --            183.6               --          47.5              --        231.1
Commissions, general and other expenses           90.3             39.1             57.3           4.9             6.0        197.6
------------------------------------------------------------------------------------------------------------------------------------
                                                 262.2            286.3            188.7         211.7            23.7        972.6
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                 29.5            (55.9)            14.0           5.9             2.0         (4.5)

Income taxes                                     (10.0)            19.7             (4.1)         (1.5)           (0.7)         3.4
------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) before allocation of
   other activities                               19.5            (36.2)             9.9           4.4             1.3         (1.1)


Allocation of other activities                     0.7              0.2              0.2           0.2            (1.3)          --
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) FOR THE PERIOD                  20.2            (36.0)            10.1           4.6              --         (1.1)
====================================================================================================================================

Attributable to shareholders                      20.1            (36.0)            10.1           4.4              --         (1.4)
Attributable to participating policyholders        0.1               --               --           0.2              --          0.3
====================================================================================================================================


                                                      Quarter ended September 30, 2004 (unaudited) (restated) (note 3)
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                       Other
                                               Health         Management         Health       Pensions      Activities*      Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
REVENUES
Premiums                                         182.4            184.2            162.7         107.8            22.0       659.1
Net investment income                             47.8             32.4             15.9          43.6             0.4       140.1
Fees and other revenues                            0.8             21.3              2.7           3.4             8.0        36.2
------------------------------------------------------------------------------------------------------------------------------------
                                                 231.0            237.9            181.3         154.8            30.4       835.4
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of commitments to policyholders             123.0             59.2            116.1         108.2            14.7       421.2
Net transfer to segregated funds                   --             146.1               --          37.3              --       183.4
Commissions, general and other expenses           81.0             20.7             48.8           4.2            13.3       168.0
------------------------------------------------------------------------------------------------------------------------------------
                                                 204.0            226.0            164.9         149.7            28.0       772.6
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                        27.0             11.9             16.4           5.1             2.4        62.8

Income taxes                                      (7.9)            (3.8)            (5.3)         (1.3)           (0.8)      (19.1)
------------------------------------------------------------------------------------------------------------------------------------

Net income before allocation of other             19.1              8.1             11.1           3.8             1.6        43.7
activities

Allocation of other activities                     0.9              0.4              0.1           0.2            (1.6)         --
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME FOR THE PERIOD                         20.0              8.5             11.2           4.0              --        43.7
====================================================================================================================================

Attributable to shareholders                      19.7              8.5             11.2           3.9              --        43.3
Attributable to participating policyholders        0.3               --               --           0.1              --         0.4
====================================================================================================================================

* Includes other segments and intercompany eliminations.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


9-SEGMENTED INFORMATION (continued)

SEGMENTED INCOME STATEMENTS

                                                      NINE MONTHS ENDED SEPTEMBER 30, 2005 (unaudited) (restated) (note 12)
                                             ---------------------------------------------------------------------------------------
                                                    INDIVIDUAL                          GROUP
                                             ---------------------------------------------------------------------------------------
                                              LIFE AND          WEALTH          LIFE AND                       OTHER
                                               HEALTH         MANAGEMENT         HEALTH       PENSIONS      ACTIVITIES*      TOTAL
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
REVENUES
Premiums                                         565.1            796.4            523.8         435.7            70.4     2,391.4
Net investment income                            286.9             18.3             49.4         135.6             1.3       491.5
Fees and other revenues                            5.7            128.1              8.1          11.3             1.4       154.6
------------------------------------------------------------------------------------------------------------------------------------
                                                 857.7            942.8            581.3         582.6            73.1     3,037.5
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of commitments to policyholders             515.2            147.1            381.6         387.9            51.6     1,483.4
Net transfer to segregated funds                    --            694.3               --         160.3              --       854.6
Commissions, general and other expenses          256.2            123.8            162.0          15.6            18.3       575.9
------------------------------------------------------------------------------------------------------------------------------------
                                                 771.4            965.2            543.6         563.8            69.9     2,913.9
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                 86.3            (22.4)            37.7          18.8             3.2       123.6

Income taxes                                     (27.3)             9.0            (11.7)         (5.2)           (1.2)      (36.4)
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) before allocation of other
activities                                        59.0            (13.4)            26.0          13.6             2.0        87.2

Allocation of other activities                     1.4              0.4             (0.2)          0.4            (2.0)         --
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) FOR THE PERIOD                  60.4            (13.0)            25.8          14.0              --        87.2
====================================================================================================================================

Attributable to shareholders                      59.3            (13.0)            25.8          13.4              --        85.5
Attributable to participating policyholders        1.1               --               --           0.6              --         1.7
====================================================================================================================================


                                                      Nine months ended September 30, 2004 (unaudited) (restated) (note 3)
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                       Other
                                               Health         Management         Health       Pensions      Activities*      Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
REVENUES
Premiums                                         540.9            709.3            474.6         332.4            60.9     2,118.1
Net investment income                            209.5            100.2             47.5         130.8             1.2       489.2
Fees and other revenues                            2.1             63.2              7.8           9.6            23.1       105.8
------------------------------------------------------------------------------------------------------------------------------------
                                                 752.5            872.7            529.9         472.8            85.2     2,713.1
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Cost of commitments to policyholders             433.2            184.4            346.9         324.1            42.5     1,331.1
Net transfer to segregated funds                    --            580.9               --         119.8              --       700.7
Commissions, general and other expenses          236.5             70.8            145.3          13.4            38.6       504.6
------------------------------------------------------------------------------------------------------------------------------------
                                                 669.7            836.1            492.2         457.3            81.1     2,536.4
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                        82.8             36.6             37.7          15.5             4.1       176.7

Income taxes                                     (25.3)           (11.5)           (12.4)         (4.1)           (1.3)      (54.6)
------------------------------------------------------------------------------------------------------------------------------------

Net income before allocation of other
activities                                        57.5             25.1             25.3          11.4             2.8       122.1

Allocation of other activities                     1.5              0.6              0.3           0.4            (2.8)         --
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME FOR THE PERIOD                         59.0             25.7             25.6          11.8              --       122.1
====================================================================================================================================

Attributable to shareholders                      58.1             25.7             25.6          11.4              --       120.8
Attributable to participating policyholders        0.9               --               --           0.4              --         1.3
====================================================================================================================================

* Includes other segments and intercompany eliminations.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


9-SEGMENTED INFORMATION (continued)

SEGMENTED GENERAL FUND ASSETS

For the business acquired in 2004, the asset allocation between segments has been done based on the information available to date. When the final analysis is completed, the purchase price could be allocated differently and consequently the allocation between segments may vary.

                                                      AS AT SEPTEMBER 30, 2005 (unaudited) (restated) (note 12)
                                             ---------------------------------------------------------------------------------------
                                                    INDIVIDUAL                          GROUP
                                             ---------------------------------------------------------------------------------------
                                              LIFE AND          WEALTH          LIFE AND                       OTHER
                                               HEALTH         MANAGEMENT         HEALTH       PENSIONS      ACTIVITIES*      TOTAL
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
ASSETS
Invested assets                                5,306.1          1,959.1          1,160.2       2,527.5           180.3    11,133.2
Goodwill                                          30.5             76.1             19.9            --              --       126.5
Other assets                                     102.7             73.9             70.9          56.0            59.6       363.1
------------------------------------------------------------------------------------------------------------------------------------
Total                                          5,439.3          2,109.1          1,251.0       2,583.5           239.9    11,622.8
====================================================================================================================================


                                                                                As at December 31, 2004
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                       Other
                                               Health         Management         Health       Pensions      Activities*      Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
ASSETS
Invested assets                                4,788.6          2,151.3          1,046.1       2,462.2           161.1    10,609.3
Goodwill                                          30.5             75.3             19.9            --              --       125.7
Other assets                                     122.5             75.5             66.8          56.6            (5.9)      315.5
------------------------------------------------------------------------------------------------------------------------------------
Total                                          4,941.6          2,302.1          1,132.8       2,518.8           155.2    11,050.5
====================================================================================================================================


                                                                       As at September 30, 2004 (unaudited)
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                       Other
                                               Health         Management         Health       Pensions      Activities*      Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
ASSETS
Invested assets                                4,665.3          2,109.8          1,046.7       2,434.6           148.4    10,404.8
Goodwill                                          30.5             11.0             19.9            --              --        61.4
Other assets                                     125.5             88.4             68.6          59.3            53.9       395.7
------------------------------------------------------------------------------------------------------------------------------------
Total                                          4,821.3          2,209.2          1,135.2       2,493.9           202.3    10,861.9
====================================================================================================================================

* Includes other segments and intercompany eliminations.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


10-PREMIUMS

                                                                       QUARTER ENDED SEPTEMBER 30, 2005 (unaudited)
                                             ---------------------------------------------------------------------------------------
                                                    INDIVIDUAL                          GROUP
                                             ---------------------------------------------------------------------------------------
                                              LIFE AND          WEALTH          LIFE AND                      GENERAL
                                               HEALTH         MANAGEMENT         HEALTH       PENSIONS       INSURANCE       TOTAL
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
Invested in general fund                         183.8             49.5            183.4          75.8            24.6       517.1
Invested in segregated funds                        --            179.9               --          91.6              --       271.5
------------------------------------------------------------------------------------------------------------------------------------
Total                                            183.8            229.4            183.4         167.4            24.6       788.6
====================================================================================================================================


                                                                       Quarter ended September 30, 2004 (unaudited)
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                      General
                                               Health         Management         Health       Pensions       Insurance       Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
Invested in general fund                         182.4             54.4            162.7          33.6            22.0       455.1
Invested in segregated funds                        --            129.8               --          74.2              --       204.0
------------------------------------------------------------------------------------------------------------------------------------
Total                                            182.4            184.2            162.7         107.8            22.0       659.1
====================================================================================================================================


                                                                  NINE MONTHS ENDED SEPTEMBER 30, 2005 (unaudited)
                                             ---------------------------------------------------------------------------------------
                                                    INDIVIDUAL                          GROUP
                                             ---------------------------------------------------------------------------------------
                                              LIFE AND          WEALTH          LIFE AND                      GENERAL
                                               HEALTH         MANAGEMENT         HEALTH       PENSIONS       INSURANCE       TOTAL
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
Invested in general fund                         565.1            178.2            523.8         154.3            70.4     1,491.8
Invested in segregated funds                        --            618.2               --         281.4             ---       899.6
------------------------------------------------------------------------------------------------------------------------------------
Total                                            565.1            796.4            523.8         435.7            70.4     2,391.4
====================================================================================================================================


                                                                  Nine months ended September 30, 2004 (unaudited)
                                             ---------------------------------------------------------------------------------------
                                                    Individual                          Group
                                             ---------------------------------------------------------------------------------------
                                              Life and          Wealth          Life and                      General
                                               Health         Management         Health       Pensions       Insurance       Total
                                             ---------------------------------------------------------------------------------------
                                                  $               $                $             $              $              $
Invested in general fund                         540.9            184.4            474.6         115.5            60.9     1,376.3
Invested in segregated funds                        --            524.9               --         216.9              --       741.8
------------------------------------------------------------------------------------------------------------------------------------
Total                                            540.9            709.3            474.6         332.4            60.9     2,118.1
====================================================================================================================================

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2005 and 2004 (unaudited)
(in millions of dollars, unless otherwise indicated)


11-MODIFICATION TO THE GUARANTEES, COMMITMENTS AND CONTINGENCIES

COVERAGE

In the management of its operations, the Company must sometimes cover certain defaults of credit or payment conditions.

During 2005, the Company issued irrevocable letters of credit containing automatic annual renewal clauses. One of these new coverages will terminate in April 2007 and the others have no specific termination date. The total amount of these new coverages represents a maximum amount of $2.2.


12-SUBSEQUENT EVENT

In May 2005, the Company made a commitment to its clients to ensure the liquidity of their investments in two hedge funds managed by Norshield Financial Group (Norshield).

As at September 30, 2005 the Company held, either directly or by its clients, an investment of $77.9 in the hedge funds managed by Norshield. After the end of the third quarter, the Company decided to transfer all amounts invested by its clients in the funds managed by Norshield to another manager, the impact of which was to increase the Company's direct holdings in the two Norshield hedge funds to $77.9.

In light of the observations contained in the report tabled November 17, 2005 at the Ontario Superior Court of Justice by RSM Richter Inc. in its capacity as the court-appointed receiver of the Norshield Companies, the Company announced on November 18, 2005 the posting of an additional $64.9 provision ($43.4 after tax) with respect to its investment in Norshield. This provision, added to that of $13.0 ($8.7 after tax) accounted for as of September 30, 2005 and announced on November 2, 2005, as part of the initial tabling of the Company's financial statements as at September 30, 2005, brings the Company's total provision in Norshield to $77.9 ($52.1 after tax), which corresponds to its entire investment in Norshield.

Under securities regulations and generally accepted accounting principles, as part of a take-over bid containing a share issue, the financial statements must be updated when events related to items included in the financial statements, and affecting the estimates involved in the preparation of financial statements, occur subsequent to the financial statements date. This update leads to a restatement of the financial statements. Therefore, the Company has restated its financial statements as of September 30, 2005 in order to take into account the additional provision of $64.9 ($43.4 after tax) with respect to its investment in Norshield.

13-COMPARATIVE FIGURES

Certain comparative figures have been reclassified to comply with the current year's presentation.

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SHAREHOLDERS' REPORT - THIRD QUARTER 2005
                            INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
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                    REFILED CERTIFICATION OF INTERIM FILINGS
                                (FORM 52-109F2R)

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

I, YVON CHAREST, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC., certify that:

1. This refiled certificate is being filed separately but concurrently with the filing of the RESTATED INTERIM FINANCIAL STATEMENTS AND THE INTERIM MANAGEMENT'S DISCUSSION & ANALYSIS by INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC. (the issuer);

2. I have reviewed the refiled interim filings (as this term is defined in REGULATION 52-109 RESPECTING CERTIFICATION OF DISCLOSURE IN ISSUERS' ANNUAL AND INTERIM FILINGS) of the issuer for the interim period ended SEPTEMBER 30, 2005;

3. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

4. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

November 20, 2005


/s/ YVON CHAREST
Yvon Charest
President and Chief Executive Officer


CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, DENIS RICARD, acting as CHIEF FINANCIAL OFFICER of INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC., certify that:

1. This refiled certificate is being filed separately but concurrently with the filing of the RESTATED INTERIM FINANCIAL STATEMENTS AND THE INTERIM MANAGEMENT'S DISCUSSION & ANALYSIS by INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC. (the issuer);

2. I have reviewed the refiled interim filings (as this term is defined in REGULATION 52-109 RESPECTING CERTIFICATION OF DISCLOSURE IN ISSUERS' ANNUAL AND INTERIM FILINGS) of the issuer for the interim period ended SEPTEMBER 30, 2005;

3. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

4. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

November 20, 2005


/s/ DENIS RICARD
Denis Ricard
Senior Vice-President and
Chief Actuary





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

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES
                                       SHAREHOLDERS' REPORT - THIRD QUARTER 2005
--------------------------------------------------------------------------------


ABOUT INDUSTRIAL ALLIANCE

Founded in 1892, Industrial Alliance Insurance and Financial Services Inc. is a life and health insurance company that offers a wide range of life and health insurance products, savings and retirement plans, RRSPs, mutual and segregated funds, securities, auto and home insurance, mortgage loans and other financial products and services. The fifth largest life and health insurance company in Canada, Industrial Alliance is at the head of a large financial group - the Industrial Alliance Group - which has operations across Canada as well as in the Northwestern United States. Industrial Alliance insures over 1.7 million Canadians, employs more than 2,600 people and manages and administers $32.3 billion in assets. Industrial Alliance stock is listed on the Toronto Stock Exchange under the ticker symbol IAG. Industrial Alliance is among the 100 largest public companies in Canada.



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TO REACH US

-    SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------
     If you have questions about your shares or if you would like more information on the services offered to shareholders, contact Computershare Investor Services Inc., Industrial Alliance's share transfer agent, at:

     Telephone:   (514) 982-7555
                  1 877 684-5000 (toll free)
     E-mail:      inalco@computershare.com


-    FINANCIAL INFORMATION

     For financial information on Industrial Alliance, contact the Investor Relations Department at:

     Telephone:   (418) 684-5000, ext. 5282
                  1 800 463-6236, ext. 5282 (toll free)
     Fax:         (418) 684-5050
     E-mail:      investors@inalco.com

     or

     go to the INVESTOR RELATIONS section of Industrial Alliance's website at www.inalco.com. This section is specially designed for shareholders and investors.

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